UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[  ] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

URBAN BARNS FOODS INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Class A common stock, $0.001 par value

(2) Aggregate number of securities to which transaction applies: 24,998,217

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Urban Barns Foods Inc.

13000 Chemin Bélanger

Mirabel, QC J7J 2N8

March 10, 2016

Dear Stockholder:

We are furnishing the enclosed information statement to you in connection with a proposal to increase our authorized capital from 25,000,000 shares of Class A common stock, par value $0.001, and 25,000,000 shares of Class B common stock, par value $0.001, to 350,000,000 shares of Class A common stock, par value $0.001, and 25,000,000 shares of Class B common stock, par value $0.001 (the “Authorized Capital Increase”).

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our Board of Directors reviewed and unanimously approved the Authorized Capital Increase by consent resolutions dated February 26, 2016. The holders of a majority of our issued and outstanding stock also approved the Authorized Capital Increase by written consent dated February 26, 2016. However, pursuant to applicable securities laws the Authorized Capital Increase will not be effected until at least 20 days after a definitive information statement has been sent to our stockholders who did not previously consent to the Authorized Capital Increase.

By Order of the Board of Directors:

/s/ Robyn Jackson
Robyn Jackson
President, Chief Executive Officer, Secretary, Treasurer, Director

INFORMATION STATEMENT

Introduction

The holders of a majority of our issued and outstanding stock have taken an action by written consent without a meeting, pursuant to Section 78.207 of the Nevada Revised Statutes (the “NRS”), to approve an increase in our authorized capital from 25,000,000 shares of Class A common stock, par value $0.001, and 25,000,000 shares of Class B common stock, par value $0.001, to 350,000,000 shares of Class A common stock, par value $0.001, and 25,000,000 shares of Class B common stock, par value $0.001 (the “Authorized Capital Increase”). The purpose of the Authorized Capital Increase is to reorganize our capital structure in connection with a recently completed 1:20 reverse split, which management believes will better position us to attract financing.

This information statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and provided to our stockholders pursuant to Rule 14c-2 under the Exchange Act.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are a fully reporting Exchange Act company incorporated under the laws of the State of Nevada. Our common stock is currently quoted on the OTC Pink tier of the OTC Markets under the trading symbol URBFD. Information about us can be found our most recent quarterly report on Form 10-Q for the period ended October 31, 2015 and our annual report on Form 10-K for the fiscal year ended July 31, 2015, both filed with the Securities and Exchange Commission (the “SEC”). Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov, as well as by other means from the offices of the SEC.

We will incur all costs associated with preparing, printing and mailing this information statement.

Item 1. Information Required by Items of Schedule 14A

Date, Time and Place Information

There will not be a meeting of our stockholders to approve the Authorized Capital Increase and we are not required to hold a meeting under the NRS when a corporate action has been approved by the written consent of holders of a majority of our stock entitled to vote on the matter. This information statement is being mailed on or about March 10, 2016 to the holders of our stock as of February 26, 2016.

Dissenters’ Right of Appraisal

Under the NRS, our stockholders do not have dissenters’ rights in connection with the Authorized Capital Increase.

Voting Securities and Principal Holders Thereof

The record date for the determination of stockholders entitled to consent to the Authorized Capital Increase was February 26, 2016 (the “Record Date”). As of that date, we had 24,998,217 issued and outstanding shares of Class A common stock, par value $0.001, and 1,302,272 issued and outstanding shares of Class B common stock, par value $0.001. Each share of our Class A common stock entitles the holder thereof to one vote on each matter that may come before a meeting or vote of our stockholders, while each share of our Class B common stock entitles the holder thereof to 20 such votes.

The Authorized Capital Increase was approved by the holders of a majority of our stock entitled to vote on the Record Date. The vote required to approve the Authorized Capital Increase was 50% of the shares entitled to vote plus one vote, a simple majority. The actual affirmative vote was 55.12% of the shares.

Under applicable securities laws, we are not permitted to effect the Authorized Capital Increase until at least 20 days after we distribute a definitive information statement to our stockholders who have not previously consented to the corporate action.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of the Record Date, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. All persons named have sole voting and investment power with respect to the securities, except as otherwise noted. The number of securities described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this information statement.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)
Class A Common Stock	Robyn Jackson (2) 72 Prestwick Estate Way SE Calgary, Alberta, Canada T2Z 3Y9	280,659	(3)	1.1
Class A Common Stock	Hugh Blakely (4) 13000 Chemin Bélanger Mirabel, Québec, Canada J7J 2N8	10,000	(5)		(6)
	All Officers and Directors as a Group	290,659		1.1
Class B Common Stock	Robyn Jackson (2) 72 Prestwick Estate Way SE Calgary, Alberta, Canada T2Z 3Y9	1,302,272		100
	All Officers and Directors as a Group	1,302,272		100
Class A Common Stock	Dundee Agricultural Corporation 1 Adelaide Street East, Suite 2100 Toronto, Ontario, Canada M5C 2V9	5,720,580	(7)	22.7
Class A Common Stock	Jacob Benne (8) 7170 Glover Drive Milner, British Columbia, Canada V0X 1T0	1,568,596	(9)	6.3

(1)	Based on 24,998,217 issued and outstanding shares of Class A common stock and 1,302,272 issued and outstanding shares of Class B common stock as of the Record Date.

(2)	Robyn Jackson is our President, Chief Executive Officer, Secretary, Treasurer and director.

(3)	Includes 166,909 shares and options to purchase 113,750 shares.

(4)	Hugh Blakely is our Director of Finance and Principal Accounting Officer.

(5)	Includes options to purchase 10,000 shares.

(6)	Less than 1%.

(7)	Includes 5,520,580 shares and warrants to purchase 200,000 shares.

(8)	Jacob Benne is our former President, Chief Executive Officer and director.

(9)	Includes 1,088,750 shares held by the Benne Family Trust, a trust over which Mr. Benne exercises sole voting and investment power, 466,721 shares held by CGM Ventures Inc., a company over which Mr. Benne exercises shared voting and investment power, and 13,125 shares held by Mr. Benne directly.

Amendment of Charter, Bylaws or Other Documents

We are undertaking the Authorized Capital Increase to reorganize our capital structure in connection with a recently completed 1:20 reverse split, which management believes will better position us to attract financing.

The Authorized Capital Increase will be effective upon filing a Certificate of Amendment with the Nevada Secretary of State pursuant to Section 78.209 of the NRS.

Item 2. Statement that Proxys are not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or in Opposition to Matters to be Acted Upon

Our current officers and sole director have an interest in the Authorized Capital Increase as a result of their ownership of shares of our issued and outstanding Class A common stock and Class B common stock as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management”, above. However, we do not believe that they have any interest that differs from or is greater than that of our other stockholders.

Item 4. Proposals by Security Holders

None.

Item 5. Delivery of Documents to Security Holders Sharing an Address

We will deliver only one copy of this information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of such stockholders.

We undertake to deliver promptly upon written or oral request a separate copy of this information statement to any stockholder at a shared address to which a single copy of the document was delivered. A stockholder can notify us that he or she wishes to receive a separate copy of this information statement or any future Information Statement by writing to us at 13000 Chemin Bélanger, Mirabel, Québec, Canada J7J 2N8, or by telephoning us at (450) 434-4344.

Stockholders sharing the same address can also request delivery of a single copy of annual reports to security holders, information statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple of such documents in the same manner.

By Order of the Board of Directors:

By:	/s/ Robyn Jackson
Robyn Jackson
President, Chief Executive Officer, Secretary, Treasurer, Director

Dated: March 10, 2016